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                                                                  EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan of Metra Biosystems, Inc. of our report dated July 16, 1997 with respect to the consolidated financial statements and schedule of Metra Biosystems, Inc. for the year ended June 30, 1997 included in its Annual Report (Form 10-K), filed with the Securities and Exchange Commission.


                                                             ERNST & YOUNG LLP

Palo Alto, California
December 9, 1997